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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 December 2, 2003



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



           California                File No. 0-19231           68-0166366
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer)
  Incorporated or organization)                              Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California          95404-4905
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         (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800
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Item 5.  Other Events

Press release for the following (article attached):

         Redwood Empire Bancorp announces hiring new President and CEO of bank subsidiary, National Bank of the Redwoods.











                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:     12-02-03                       REDWOOD EMPIRE BANCORP
       -------------                    ----------------------
                                            (Registrant)



                                        By:  /s/ Kim McClaran
                                             -----------------------------
                                             Kim McClaran
                                             Vice President and
                                             Interim Chief Financial Officer

                              FOR: REDWOOD EMPIRE BANCORP

                          Contact: Patrick W. Kilkenny
                                   President and CEO
                                   Redwood Empire Bancorp
                                   (707) 573-4911

For Immediate Release

                          REDWOOD EMPIRE BANCORP HIRES
                      NEW PRESIDENT & CEO OF BANK SUBSIDARY

SANTA ROSA, Calif. (December 2, 2003) -- Redwood Empire Bancorp (NASDAQ: REBC) today reports the appointment of new President and CEO of its banking subsidiary National Bank of the Redwoods.

Patrick W. Kilkenny, Chairman of the Board of Directors of National Bank of the Redwoods announced the appointment by the National Bank of the Redwoods Board of Directors of Stephen A. Fleming as President, CEO and Director of the Bank effective December 1, 2003. Mr. Fleming will also be a Director of Redwood Empire Bancorp. Mr. Fleming succeeds Mr. Kilkenny who will retain his position as Chairman of the Bank, President and CEO of Redwood Empire Bancorp in addition to holding director positions on the Bank and holding company boards. Mr. Kilkenny will continue his industry, community and civic activities on behalf of the Company. In addition, he will manage the holding company activities including assisting with the growth of Redwood Merchant Services, the merchant card acquiring division of the Company.

Mr. Fleming will be responsible for managing the daily and strategic activities of National Bank of the Redwoods. Mr. Fleming has a diverse banking background with over twenty years of experience gained as a senior executive with Bank of America and F&M Bank in Lodi. His Bank of America experience includes acquiring and managing middle market business relationship in the Sacramento market as well as international lending and corporate finance in Europe, Middle East and Africa ("EMEA"). Those experiences encompassed the positions of Executive Vice President and Head of commercial, agricultural and real estate at F&M Bank, a billion dollar Central California Community bank and while at Bank of America, Managing Director and Head of EMEA Division Debt Capital Raising, Head of Credit Administration (loan approval function) EMEA and member of the Board of Directors of Bank of America International Ltd., Bank of America's European subsidiary.

"National Bank of the Redwoods is very pleased to have Mr. Fleming join our Company. His diverse banking experience adds a dimension that matches the ever increasingly diverse business climate of the North Bay," states Mr. Kilkenny. Mr. Fleming holds a degree in Economics from the University of California, Davis and a Masters in Business Administration in Finance, Accounting and Real Estate from the University of California, Berkeley. In addition he holds NASD Series 7 and 63 certifications in the area of securities. Mr. Fleming is married with three children and will be residing in Sonoma County.

Redwood Empire Bancorp, through its principal operating subsidiary, National Bank of the Redwoods, provides diverse financial products and services. The Company offers commercial banking services primarily to businesses and professionals in the North Coast counties of California. The Company's business strategy includes the development of fee-based products and services that will provide insulation to the Company's results from changes in interest rates.